                                                       Exhibit 12.1


                                             MEDIQ INCORPORATED

                                       COMPUTATION OF RATIO OF EARNINGS

                                              TO FIXED CHARGES




                                                                                                        NINE MONTHS ENDED
                                                           FISCAL YEAR ENDED SEPTEMBER 30,                   JUNE 30,
                                                -----------------------------------------------------   -------------------
                                                  1993        1994       1995        1996       1997     1997      1998
                                                  ----        ----       ----        ----       ----     ----      ----

PRETAX INCOME (LOSS) FROM CONTINUING
OPERATIONS                                      ($10,511)   ($12,600)   ($3,658)   ($6,556)    $2,893   $10,071   ($35,508)
                                                --------    --------    -------    -------    -------   -------   --------
                                                --------    --------    -------    -------    -------   -------   --------
FIXED CHARGES:
  INTEREST EXPENSE                                21,043      21,335     29,241     27,307     19,107    15,205     14,333
  RENT EXPENSE INTEREST FACTOR                     1,782       1,716      1,771      1,719      1,836     1,216      1,254
                                                --------    --------     -------   -------    -------   -------   --------
                                                 $22,825     $23,051     $31,012   $29,026    $20,943   $16,421    $15,587
                                                --------    --------     -------   -------    -------   -------   --------
                                                --------    --------     -------   -------    -------   -------   --------
EARNINGS (LOSSES) AS ADJUSTED                    $12,314     $10,451     $27,354   $22,470    $23,836   $26,492   ($19,921)
FIXED CHARGES PER ABOVE                          $22,825     $23,051     $31,012   $29,026    $20,943   $16,421    $15,587
                                                --------    --------     -------   -------    -------   -------   --------
RATIO OF EARNINGS TO FIXED CHARGES                0.5385      0.4534      0.8820    0.7741     1.1381    1.6133    (1.2781)
                                                --------    --------     -------   -------    -------   -------   --------

FIXED CHARGES EXCEED EARNINGS BY...              $10,511     $12,600      $3,658    $6,556       N/A        N/A   $35,508
                                                --------    --------     -------   -------    -------   -------   --------
                                                --------    --------     -------   -------    -------   -------   --------

                                             LTM ENDED JUNE 30, 1998
                                             -----------------------

PRETAX INCOME (LOSS) FROM CONTINUING OPERATIONS      ($72,624)
                                                     --------
                                                     --------

FIXED CHARGES:
  INTEREST EXPENSE                                     52,879
  RENT EXPENSE INTEREST FACTOR                          1,990
                                                     --------
                                                      $54,869
                                                     --------
                                                     --------

EARNINGS (LOSSES) AS ADJUSTED                        ($17,755)
FIXED CHARGES PER ABOVE                               $54,869
                                                     --------
RATIO OF EARNINGS TO FIXED CHARGES                    (0.3236)
                                                     --------

FIXED CHARGES EXCEED EARNINGS BY...                   $72,624
                                                     --------
                                                     --------